UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 2, 2020
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2020, AZZ Inc.'s (the "Company") Board of Directors appointed Mr. Bryan Stovall to serve as the Company’s Chief Operating Officer - Metal Coatings. Mr. Stovall has been employed with the Company for 27 years, having served most recently as President - AZZ Galvanizing Solutions from 2019 until the present. From 2018 to 2019, Mr. Stovall served as the Senior Vice President - Metal Coatings. From 2013 to 2018, Mr. Stovall served as Vice President, Galvanizing - Central Operations and Vice President, Galvanizing - Southern Operations from 2009 to 2012.

In his new position as Chief Operating Officer - Metal Coatings, Mr. Stovall will receive an annual base salary of $345,000. He will also continue to be eligible for an annual cash award under the Company's Senior Management Bonus Plan ("STI Plan") with a target award of 55% of his base salary and continue to participate in the Company's 2014 Long Term Incentive Plan (the "LTI Plan") with a target equity award value of $250,000 in the form of 60% restricted stock units and 40% performance share units. Additionally, Mr. Stovall will continue to receive retirement, health and welfare and other benefits and will participate in the Company's Executive Change in Control Severance Agreement ("Change in Control Agreement").

The foregoing summary descriptions of the STI Plan, the Change in Control Agreement and the LTI Plan are qualified in their entirety by reference to the description of the STI Plan and the Change in Control Agreement described in detail in the Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 27, 2020 and the terms of the LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by the Company on May 29, 2014 and incorporated herein by reference, respectively.

There is no arrangement or understanding between Mr. Stovall and any other person pursuant to which he was appointed as Chief Operating Officer - Metal Coatings. There are no family relationships between Mr. Stovall and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Stovall reportable under Item 404(a) of Regulation S-K.

5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2020, the Company held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 27, 2020. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1. Election of eight directors each to serve for a one year term until the next annual shareholders meeting.

	For	Withheld	Broker Non-Votes

Daniel E. Berce	19,848,474	2,367,570	2,016,523
Paul Eisman	21,897,783	318,261	2,016,523
Daniel R. Feehan	17,277,883	4,938,161	2,016,523
Thomas E. Ferguson	21,862,047	353,997	2,016,523
Kevern R. Joyce	21,491,929	724,115	2,016,523
Venita McCellon-Allen	21,841,230	374,814	2,016,523
Ed McGough	21,771,444	444,600	2,016,523
Steven R. Purvis	21,778,663	437,381	2,016,523

Proposal 2. Approval of the Say-On-Pay proposal on the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
21,895,859	300,486	19,699	2,016,523

Proposal 3. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2021.

For	Against	Abstain
24,120,839	73,435	38,293

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The following exhibit is filed as part of this report.

Exhibit No.	Description
99.1	Press release issued by AZZ Inc., dated July 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: July 8, 2020	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary